SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 17, 2006
(Date of earliest event reported)

Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or	(Commission File No.)	(IRS Employer Identification No.)
organization)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

Effective as of July 17, 2006, the Company entered into a Securities Purchase Agreement (the “SPA”) with 74 accredited investors (the “Investors”), pursuant to which the Company obtained $9 million in gross proceeds from a private placement (the “Private Placement”) of 7,200,000 shares (the “Common Shares”) of the Company’s common stock, par value $.001 per share, and five-year warrants exercisable at $2.50 per share (the “Warrants”) to purchase up to an additional 7,200,000 shares of common stock.

The Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) as of July 17, 2006, pursuant to which the Company has agreed to register for resale the Common Shares and the shares of the Company’s common stock issuable upon exercise of the Warrants.

The issuance of the Common Shares triggered anti-dilution provisions of warrants issued in previous financings. Accordingly, on July 17, 2006, the Company issued warrants exercisable at $1.25 per share (“Anti-Dilution Warrants”) to purchase up to 6,553,664 shares of common stock. The warrants are exercisable for 41 to 54 months. Messrs. Criden and Singer, two of the Company’s directors, participated in these prior financings.

ITEM 3.02 Unregistered Sales of Equity Securities

Effective as of July 17, 2006, the Company entered into the SPA with the Investors, pursuant to which it has issued and delivered (a) the Common Shares, and (b) the Warrants, for aggregate gross proceeds of $9 million. The exercise price of the Warrants is subject to full ratchet adjustment.

The net proceeds from the Private Placement will be used for working capital and general corporate purposes.

The private placement was made to the Investors pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the SPA, the Registration Rights Agreement, and the Warrants (collectively, the “Agreements”) does not purport to be complete and is qualified in its entirety by reference to each Agreement, attached hereto as Exhibits 4.1, 10.1 and 10.2 and incorporated herein by reference.

The Agreements are provided to give investors information regarding the Agreements’ respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits:

4.1	Form of Warrant

4.2	Form of Anti-Dilution Warrant*

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

* Incorporated by reference to Exhibits 4.1 and 4.2 of the Company’s November 2005 Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

By: /s/ Richard E. Bennett, Jr.
Name: Richard E. Bennett, Jr.
Title: Chief Executive Officer

Date: July 21, 2006

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement